Exhibit 99

                                                                              NATIONAL FUEL GAS
                                                                      CONSOLIDATED STATEMENTS OF INCOME
                                                                                 (UNAUDITED)

                                                                             Twelve Months Ended
                                                                                    June 30
                                                       ----------------------------------------------------------------

                                                                        2004                       2003
                                                                             (Thousands of Dollars)

INCOME
Operating Revenues                                                      $ 2,050,366              $ 1,982,911
                                                                 -------------------          ---------------

Operating Expenses
             Purchased Gas                                                  965,126                  918,982
             Fuel Used in Heat and Electric Generation                       66,086                   61,029
             Operation and Maintenance                                      413,115                  379,854
             Property, Franchise and Other Taxes                             74,592                   80,363
             Depreciation, Depletion and Amortization                       194,826                  190,861
             Impairment of Oil and Gas Producing Properties                  10,962                   31,812
                                                                 -------------------          ---------------
                                                                          1,724,707                1,662,901
                                                                 -------------------          ---------------

             Gain on Sale of Timber Properties                              167,535                        -
             Loss on Sale of Oil and Gas Producing Properties               (53,827)                       -
                                                                 ------------------           ---------------

Operating Income                                                            439,367                  320,010

Other Income (Expense):
             Income from Unconsolidated Subsidiaries                            449                    1,135
             Other Income                                                     6,535                    7,720
             Interest Expense on Long-Term Debt                             (87,676)                 (91,999)
             Other Interest Expense                                          (7,786)                 (12,522)
                                                                 -------------------          ---------------
Income Before Income Taxes and Minority Interest in
 Foreign Subsidiaries                                                       350,889                  224,344
             Income Taxe Expense                                            131,601                   88,823
             Minority Interest in Foreign Subsidiaries                        2,311                      955
                                                                 -------------------          ---------------
Income Before Cumulative Effect of Changes in Accounting                    216,977                  134,566
             Cumulative Effect of Changes in Accounting                           -                   (8,892)
                                                                 -------------------          ---------------
Net Income Available for Common Stock                                  $    216,977              $   125,674
                                                                 ===================          ===============
Earnings Per Common Share:
     Basic:
             Income Before Cumulative Effect of
              Changes in Accounting                                    $       2.66              $      1.67
             Cumulative Effect of Changes in Accounting                           -                    (0.11)
                                                                 -------------------         ----------------
             Net Income Available for Common Stock                     $       2.66              $      1.56
                                                                 ===================          ===============
     Diluted:
             Income Before Cumulative Effect of
              Changes in Accounting                                    $       2.63              $      1.66
             Cumulative Effect of Changes in Accounting                           -                    (0.11)
                                                                 -------------------          ---------------
             Net Income Available for Common Stock                     $       2.63              $      1.55
                                                                 ===================          ===============

Weighted Average Common Shares Outstanding:
             Used in Basic Calculation                                   81,722,179               80,515,018
                                                                 ===================          ===============
             Used in Diluted Calculation                                 82,586,783               80,909,655
                                                                 ===================          ===============